SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   October 19, 2015

HOLLOMAN ENERGY CORPORATION
(Name of Small Business Issuer in its charter)

Nevada	000-52419	77-0643398
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 North Sam Houston Parkway East
Suite 600
Houston, Texas, 77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (281) 260-0193

                            N/A                                 .
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 19, 2015 Holloman Energy Corporation borrowed $1,500,000 from Southern Hydrocarbon Resources Pty Ltd., a subsidiary of Holloman Corporation.  The loan bears interest at 2% per year and is due and payable on October 19, 2017.  The borrowed funds will be used to fund Holloman Energy’s share of the cost to drill one well on PEL 444.  As collateral for the loan, Holloman Energy gave Southern Hydrocarbon Resources a security interest in a portion of its working interest in PEL 444.

Holloman Energy holds interests in two onshore Petroleum Exploration Licenses, PEL 112 and PEL 444, located on the southwestern flank of the Cooper Basin in the State of South Australia.  PEL 444 is comprised of 2,358 square kilometers (582,674 gross acres, 310,775 net acres).

Holloman Corporation, which holds shares of our common stock through a wholly owned subsidiary, is our largest shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLOMAN ENERGY CORPORATION

Date: October 23, 2015	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer